UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2008
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer) Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.1 Certificate of Designations of Series B Convertible Perpetual Preferred Stock.
EX-3.2 Certificate of Elimination of Series A Convertible Preferred Stock.
EX-99.1 Press release dated May 9, 2008.

Item 2.01 Completion of Acquisition or Disposition of Assets
On May 9, 2008, Inverness Medical Innovations, Inc., a Delaware corporation (“Inverness”) issued a press release announcing that it completed the acquisition (the “Merger”) of Matria Healthcare, Inc., a Delaware corporation (“Matria”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Inverness completed the acquisition in accordance with the terms of the Agreement and Plan of Merger by and among Inverness, Milano MH Acquisition Corp., a wholly owned subsidiary of Inverness, Milano MH Acquisition LLC (“Merger LLC”), a wholly owned subsidiary of Inverness, and Matria, dated January 27, 2008 (the “Merger Agreement”). The Merger became effective on May 9, 2008. Matria was the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, Matria shareholders received $6.50 in cash and 0.08125 shares of Series B Convertible Perpetual Preferred Stock of Inverness, $0.001 par value per share (the “Series B Preferred Stock”), for each share of Matria common stock, plus cash in lieu of any fractional share. The final purchase price consisted of approximately $143.9 million and an aggregate of approximately 1.8 million shares of Series B Preferred Stock. Inverness also agreed to assume options to purchase approximately 1.5 million additional shares of Inverness common stock. The Merger was followed by a second-step merger of the Surviving Corporation with and into Merger LLC, which was the surviving entity of such second-step merger and is now a wholly owned subsidiary of Inverness.
The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 8, 2008, Inverness filed with the Secretary of State of the State of Delaware a Certificate of the Powers, Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock of Inverness (the “Certificate of Designations”), effective as of such filing. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designations defines the rights, privileges, preferences, limitations and other terms of the Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to a liquidation preference equal to $400.00 per share. A summary of the terms of the Series B Preferred Stock is provided in Inverness’ Registration Statement on Form S-4 (File No. 333-149259), which summary is incorporated herein by reference.
On May 12, 2008, Inverness filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate all references in Inverness’ Amended and Restated Certificate of Incorporation to its Series A Convertible Preferred Stock. No shares of the Series A Convertible Preferred Stock have been outstanding since 2004. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements of Matria required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(d) Exhibits.

Exhibit
Number	Description
2.1
Agreement and Plan of Merger dated as of January 27, 2008, by and among Inverness, Milano MH Acquisition Corp. Milano MH Acquisition, LLC and Matria (incorporated by reference to Annex A to Inverness’ Registration Statement on Form S-4 filed with the SEC on February 14, 2008, as amended on Form S-4/A on March 26, 2008 and as further amended on Form S-4/A on April 3, 2008).

3.1	Certificate of Designations of Series B Convertible Perpetual Preferred Stock.

3.2	Certificate of Elimination of Series A Convertible Preferred Stock.

4.1	Certificate of Designations of Series B Convertible Perpetual Preferred Stock (filed as Exhibit 3.1).

99.1	Press release dated May 9, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
BY:	/s/ Jay McNamara
Jay McNamara
Assistant Secretary

Dated: May 14, 2008

EXHIBIT INDEX

Exhibit
Number	Description
2.1
Agreement and Plan of Merger dated as of January 27, 2008, by and among Inverness, Milano MH Acquisition Corp. Milano MH Acquisition, LLC and Matria (incorporated by reference to Annex A to Inverness’ Registration Statement on Form S-4 filed with the SEC on February 14, 2008, as amended on Form S-4/A on March 26, 2008 and as further amended on Form S-4/A on April 3, 2008).

3.1	Certificate of Designations of Series B Convertible Perpetual Preferred Stock.

3.2	Certificate of Elimination of Series A Convertible Preferred Stock.

4.1	Certificate of Designations of Series B Convertible Perpetual Preferred Stock (filed as Exhibit 3.1).

99.1	Press release dated May 9, 2008.